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SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS                     EXHIBIT 99.2

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                                    BEGINNING          ACQUISITION         CHARGES TO                            ENDING
       DESCRIPTION                   BALANCE            RESERVES             EXPENSE             DEDUCTIONS      BALANCE
--------------------------          ---------          -----------         -----------          -----------    ----------

2000 Restructuring Reserve                 $-            $973,000            $586,000            ($487,000)    $1,072,000

2001 Restructuring Reserve          1,072,000             136,000           2,002,000           (3,048,000)       162,000
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                                                                                    TRANSFERS FROM
                                        BALANCE AT           PROVISION CHARGED       ACQUISITIONS                       BALANCE AT
        DESCRIPTION                BEGINNING OF PERIOD          TO EXPENSE         AND DIVESTITURES   CHARGE-OFFS     END OF PERIOD
---------------------------        -------------------       -----------------     ----------------   -----------     -------------
1999 Allowance for doubtful
accounts                                  $10,000                 $25,000              $276,750        ($69,000)        $242,750

2000 Allowance for doubtful
accounts                                  242,750                 579,590                58,601        (239,494)         641,447

2001 Allowance for doubtful
accounts                                  641,447                  10,572               (70,640)       (206,177)         375,202
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